SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 9, 2000

                            REINHOLD INDUSTRIES,INC.
-----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
-----------------------------------------------------------------------
(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
-----------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281




                                      N/A

-----------------------------------------------------------------------
       (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 9, 2000, Reinhold Industries, Inc. (the "Company"), through its wholly-owned subsidiary, Samuel Bingham Enterprises, Inc., an Indiana corporation, purchased substantially all of the assets, including real, personal and intellectual properties, and assumed certain liabilities of Samuel Bingham Company, an industrial and graphic arts roller manufacturing and supplying business, headquartered in Bloomingdale, Illinois ("Bingham").

         The purchase price paid at closing consisted of cash consideration of Fifteen Million Dollars ($15,000,000.00) plus additional cash consideration of Five Hundred and Five Thousand Three Hundred Seventeen Dollars and Three Cents ($505,317.03). The additional cash consideration was based on estimated working capital as of March 8, 2000 and is subject to change as more fully described in
Section 2.5 of the attached Asset Purchase Agreement. A source of funds for the purchase price was a five-year term loan with the Bank of America for Eleven Million Dollars ($11,000,000.00) with the balance being paid from cash on hand. The purchase was accounted for by the purchase method of accounting.

         The asset purchase was pursuant to an Asset Purchase Agreement, dated as of February 3, 2000, by and among Samuel Bingham Company, a Delaware corporation, Larry W. Ekstrom, As Trustee Under Declaration of Trust Dated February 13, 1990, and JoAnn Barrett, and Samuel Bingham Enterprises, Inc., as amended by that certain Amendment to Asset Purchase Agreement, dated as of March 9, 2000, by and among Samuel Bingham Company, a Delaware corporation, Larry W. Ekstrom, As Trustee Under Declaration Of Trust Dated February 13, 1990, and JoAnn Barrett, Samuel Bingham Enterprises, Inc., an Indiana corporation, and Samuel Bingham Company (Canada) Limited, an Ontario corporation.

         The above description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such document which is attached as an Exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

         In  accordance  with  paragraph  (a)(4)  of  Item 7 of  Form  8-K,  the historical financial statements required in connection with the asset acquisition are not included in this initial report but will be filed not later than 60 days after the date hereof.

(b)  Pro forma Financial Information.

         In accordance with paragraph (b)(2) of Item 7 of Form 8-K, the pro forma financial information required in connection with the asset acquisition is not included in this initial report but will be filed not later than 60 days after the date hereof.

(c)  Exhibits.

         10.1. Asset Purchase Agreement, dated as of February 3, 2000, by and among Samuel Bingham Company, a Delaware corporation, Larry W. Ekstrom, As Trustee Under Declaration Of Trust Dated February 13, 1990, and Joann Barrett, an Illinois resident (together, the "Stockholders"), and Samuel Bingham Enterprises, Inc., an Indiana corporation.*

         10.2 Amendment To Asset Purchase Agreement, dated as of March 9, 2000, by and among Samuel Bingham Company, a Delaware corporation, Larry W. Ekstrom, As Trustee Under Declaration Of Trust Dated February 13, 1990, and Joann Barrett, Samuel Bingham Enterprises, Inc., an Indiana corporation, and Samuel Bingham Company (Canada) Limited, an Ontario corporation.

* The schedules to this agreement were omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                    REINHOLD INDUSTRIES, INC.


  Date:  March 23, 2000                             By  /s/ MICHAEL T. FURRY

                                                    Michael T. Furry
                                                    Chief Executive Officer

                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I - TERMINOLOGY    -1-
            -----------

         1.1      Defined Terms     -1-
                  -------------
         1.2      Additional Defined Terms  -3-
                  ------------------------

ARTICLE II - PURCHASE AND SALE      -4-
             -----------------

         2.1      Sale Assets       -4-
                  -----------
                  (a)      Accounts Receivable and Prepaid Items       -5-
                           -------------------------------------
                  (b)      Inventory        -5-
                           ---------
                  (c)      Tangible Personal Property-5-
                           --------------------------
                  (d)      Real Property    -5-
                           -------------
                  (e)      Permits  -5-
                           -------
                  (f)      Assumed Agreements        -5-
                           ------------------
                  (g)      Intellectual Property     -5-
                           ---------------------
                  (h)      Records  -5-
                           -------
                  (i)      Customer Information      -6-
                           --------------------
                  (j)      Goodwill -6-
                           --------
                  (k)      Miscellaneous Assets      -6-
                           --------------------
         2.2      Excluded Assets   -6-
                  ---------------
         2.3      Assumption of Liabilities -6-
                  -------------------------
         2.4      Purchase Price    -7-
                  --------------
         2.5      Adjustment of Purchase Price       -8-
                  ----------------------------
         2.6      Allocation of the Purchase Price   -9-
                  --------------------------------

ARTICLE III - REPRESENTATIONS AND WARRANTIES
              ------------------------------
                   OF THE SELLING PARTIES   -10-
                  -----------------------

         3.1      Organization, Good Standing and Corporate Power      -10-
                  -----------------------------------------------
         3.2      Ownership         -10-
                  ---------
         3.3      Authorization and Binding Effect of Documents        -10-
                  ---------------------------------------------
         3.4      Absence of Conflicts      -10-
                  --------------------
         3.5      Consents -11-
                  --------
         3.6      Sale Assets; Title        -11-
                  ------------------
         3.7      Accounts Receivable       -11-
                  -------------------
         3.8      Inventory         -11-
                  ---------
         3.9      Contracts         -11-
                  ---------
         3.10     Tangible Personal Property-13-
                  --------------------------
         3.11     Real Property     -13-
                  -------------
         3.12     Intellectual Property     -14-
                  ---------------------
         3.13     Financial Statements, Etc -14-
                  -------------------------
         3.14     Absence of Certain Changes or Events        -15-
                  ------------------------------------
         3.15     Litigation        -16-
                  ----------
         3.16     Labor Matters     -17-
                  -------------
         3.17     Employee Benefit Plans    -17-
                  ----------------------
         3.18     Compliance with Law       -19-
                  -------------------
         3.19     Tax Matters       -19-
                  -----------
         3.20     Environmental Matters     -19-
                  ---------------------
         3.21     Broker's or Finder's Fees -21-
                  -------------------------
         3.22     Year 2000 Compliance      -21-
                  --------------------
         3.23     Insurance         -21-
                  ---------
         3.24     Suppliers         -21-
                  ---------
         3.25     Customers         -21-
                  ---------
         3.26     Disclosure        -21-
                  ----------

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER -22-
             ---------------------------------------

         4.1      Organization and Good Standing     -22-
                  ------------------------------
         4.2      Authorization and Binding Effect of Documents        -22-
                  ---------------------------------------------
         4.3      Absence of Conflicts      -22-
                  --------------------
         4.4      Consents -22-
                  --------
         4.5      Broker's or Finder's Fees -22-
                  -------------------------

ARTICLE V - OTHER COVENANTS         -23-
            ---------------

         5.1      Conduct of the  Business Prior to the Closing Date   -23-
                  --------------------------------------------------
         5.2      Notification of Certain Matters    -24-
                  -------------------------------
         5.3      Title; Additional Documents        -24-
                  ---------------------------
         5.4      Other Consents    -24-
                  --------------
         5.5      Inspection and Access     -24-
                  ---------------------
         5.6      Survey and Environmental Inspection-25-
                  -----------------------------------
         5.7      Confidentiality   -25-
                  ---------------
         5.8       Publicity        -25-
                   ---------
         5.9      Reasonable Best Efforts   -25-
                  -----------------------
         5.10     Tax Returns and Payments  -26-
                  ------------------------
         5.11     No Solicitation   -26-
                  ---------------
         5.12     Failure to Obtain Consents-26-
                  --------------------------
         5.13     Financial Statements      -26-
                  --------------------

ARTICLE VI - CONDITIONS PRECEDENT TO THE
                  OBLIGATION OF BUYER TO CLOSE  -26-
                  ----------------------------

         6.1      Accuracy of Representations and Warranties; Closing
                  Certificates      -26-
                  ---------------------------------------------------
         6.2      Performance of Agreement  -26-
                  ------------------------
         6.3      Due Diligence     -26-
                  -------------
         6.4      Opinion of the Selling Parties' Counsel     -26-
                  ---------------------------------------
         6.5      Other Consents    -27-
                  --------------
         6.6      Employment Arrangements   -27-
                  -----------------------
         6.7      Delivery of Closing Documents      -28-
                  -----------------------------
         6.8      No Adverse Proceedings    -28-
                  ----------------------
         6.9      No Material Adverse Change-28-
                  --------------------------
         6.10     Financing         -28-
                  ---------

ARTICLE VII - CONDITIONS PRECEDENT TO THE
                           OBLIGATION OF SELLER TO CLOSE      -28-
                           -----------------------------

         7.1      Accuracy of Representations and Warranties  -28-
                  ------------------------------------------
         7.2      Performance of Agreements -28-
                  -------------------------
         7.3      Delivery of Closing Documents      -29-
                  -----------------------------
         7.4      Opinion of the Buyer's Counsel     -28-
                  ------------------------------

ARTICLE VIII - CLOSING     -29-
               -------

         8.1      Time and Place    -29-
                  --------------
         8.2      Documents to be Delivered to Buyer by Seller         -29-
                  --------------------------------------------
         8.3      Deliveries to Seller by Buyer      -30-
                  -----------------------------

ARTICLE IX - INDEMNIFICATION        -30-
             ---------------

         9.1      Survival -30-
                  --------
         9.2      Indemnification by the Selling Parties      -31-
                  --------------------------------------
         9.3      Indemnification by Buyer  -32-
                  ------------------------
         9.4      Administration of Indemnification  -32-
                  ---------------------------------

ARTICLE X - TERMINATION    -33-
            -----------

         10.1     Right of Termination      -33-
                  --------------------
         10.2     Obligations Upon Termination       -34-
                  ----------------------------

ARTICLE XI - POST CLOSING  -34-
             ------------

         11.1     Termination of Employees  -34-
                  ------------------------
         11.2     Change of Corporate Name  -34-
                  ------------------------

ARTICLE XII - MISCELLANEOUS         -34-
              -------------

         12.1     Further Actions   -34-
                  ---------------
         12.2     Payment of Expenses       -34-
                  -------------------
         12.3     Specific Performance      -34-
                  --------------------
         12.4     Notices  -35-
                  -------
         12.5     Entire Agreement  -36-
                  ----------------
         12.6     Binding Effect; Benefits  -36-
                  ------------------------
         12.7     Assignment        -36-
                  ----------
         12.8     Governing Law     -36-
                  -------------
         12.9     Amendments and Waivers    -36-
                  ----------------------
         12.10    Severability      -36-
                  ------------
         12.11    Headings -37-
                  --------
         12.12    Counterparts      -37-
                  ------------
         12.13    References        -37-
                  ----------
         12.14    Schedules and Exhibits    -37-
                  ----------------------

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of February 3, 2000 (the "Agreement"), by and among SAMUEL BINGHAM COMPANY, a Delaware corporation ("Seller"), LARRY W. EKSTROM, AS TRUSTEE UNDER DECLARATION OF TRUST DATED FEBRUARY 13, 1990, and JOANN BARRETT, an Illinois resident (together, the "Stockholders"), and SAMUEL BINGHAM ENTERPRISES, INC., an Indiana corporation ("Buyer").

                                    RECITALS:

         1. Seller owns and operates  an  industrial and  graphic  arts   roller
            manufacturing and supplying business headquartered in Bloomingdale, Illinois (the "Business").

         2. The Stockholders own all of the issued and outstanding equity interests of Seller.

         3. Buyer desires to acquire substantially all the assets used or useful in the business and operation of the Business, and Seller is willing to convey such assets to Buyer, as of the Effective Time (as hereinafter defined) and on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                              ARTICLE ITERMINOLOGY

         1.1 Defined Terms . As used herein, the following terms shall have the meanings indicated:

         Affiliate: As to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or influence the direction of the management or policies (whether as a director, officer or employee, through the ownership of securities or other ownership interests, by contract or otherwise); provided that the Stockholders shall not be "affiliates" of Seller, or vice versa, for purposes of this definition.

         Code:  The Internal Revenue Code of 1986, as amended.
         ----


         Consulting Agreements:  The  Consulting  Agreements  between  Buyer and
         ---------------------
each of Larry W. Ekstrom and JoAnn Barrett, the form of each of which is attached as Exhibit A-1 and Exhibit A-2.
            -----------     -----------

         Documents:  This  Agreement  and all Exhibits and Schedules hereto, and
         ---------
each other agreement, certificate or instrument delivered pursuant to or in connection with this Agreement.

         Dollar: The dollar designated  as  legal  tender currency in the United
         ------
States of America.


         GAAP: United States generally accepted accounting principles applied on
         ----
 a basis consistent with prior periods.


         Indebtedness: With respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any equity interests of such Person, or any warrants, rights or options to acquire such equity interests, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, but excluding trade payables arising in the ordinary course of business, and (iv) all capital lease obligations of such Person; provided that such amounts at any date shall be the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP.

         Knowledge: When modifying any representation or warranty of the Selling Parties or other provision of this Agreement applicable to them, such term shall be interpreted in accordance with the following: (a) the Knowledge of any one Stockholder is conclusively deemed to include the Knowledge of all Stockholders and Seller; and (b) the Knowledge of Seller is conclusively deemed to include the Knowledge of the Stockholders. An individual will be deemed to have "Knowledge" (or "Know" or have "Known") of a particular fact or other matter if
(i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or other matter in the course of conducting his or her business.

         Law: Any  of  the  following  of,  or  issued  by,  any  government  or
         ---
governmental agency,

in effect on or prior to the date hereof: any statute, law, act, ordinance, code, rule, or regulation or any writ, injunction, award, decree, judgment or order of any government or governmental agency.

         Lien: Any mortgage, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

         Loss: With respect to any Person, any and all costs, obligations, liabilities, demands, claims, settlement payments, awards, judgments, fines, penalties, damages (compensatory, consequential or other) and reasonable out-of-pocket expenses, including court costs and reasonable attorneys' fees, whether or not arising out of a third party claim.

         Material Adverse Effect:   A  material  adverse  effect  on the assets,
         -----------------------
business, operations, financial condition or results of operations of the Business.

         Noncompetition Agreement:  The  Noncompetition  Agreement among Seller,
         ------------------------
the Stockholders and Buyer, the form of which is attached as Exhibit B.
                                                             ---------

         Permitted Lien:  Any statutory lien which secures a payment not yet due
         --------------
that arises, and is customarily discharged, in the ordinary course of Seller's business.

         Person: Any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated association or organization, business, enterprise, or other entity; any individual; and any governmental subdivision or agency.

         Selling Parties: Seller and the Stockholders.
         ---------------

         Taxes: All federal, state, local and foreign taxes including, without limitation, income, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including interest, penalties and additions with respect thereto and any interest in respect of such additions or penalties.

         Tax Return: Any return, filing, report, declaration, questionnaire or other document required to be filed for any period with any taxing authority (whether domestic or foreign) in connection with any Taxes (whether or not payment is required to be made with respect to such document).

         1.2 Additional Defined Terms . As used herein, the following terms shall have the meanings defined in the introduction, recitals or section indicated below:

                    Assumed Agreements                      Section 2.1(f)
                    Arbitrating Accounting Firm             Section 2.5(b)
                    Assumed Obligations                     Section 2.3(a)
                    Balance Sheet                           Section 3.13(a)(iii)
                    Basket                                  Section 9.2(b)
                    Benefit Plans                           Section 3.17(a)
                    Business                                Recitals
                    Buyer                                   Introduction
                    Closing                                 Section 8.1
                    Closing Date                            Section 8.1
                    Closing Date Assets                     Section 2.5(a)
                    Closing Date Liabilities                Section 2.5(a)
                    Closing Date Working Capital            Section 2.5(a)
                    Closing Date Working Capital Deficit    Section 2.5(a)
                    Closing Date Working Capital Surplus    Section 2.5(a)
                    Contracts                               Section 3.9(a)
                    Current Assets                          Section 2.1(a)
                    Effective Time                          Section 8.1
                    Employees                               Section 3.17(a)
                    Environmental and Tax Survival Period   Section 9.1
                    ERISA                                   Section 3.17(a)
                    Excluded Assets                         Section 2.2
                    Indemnified Party                       Section 9.4(a)
                    Indemnifying Party                      Section 9.4(a)
                    Intellectual Property                   Section 2.1(g)
                    Inventory                               Section 2.1(b)
                    Multiemployer Plan                      Section 3.17(c)
                    Payables                                Section 2.3(a)(i)
                    Preliminary Net Assets Report           Section 2.5(a)
                    Purchase Price                          Section 2.4
                    Real Property                           Section 2.1(d)
                    Related Persons                         Section 3.17(a)
                    Sale Assets                             Section 2.1
                    Site Assessments                        Section 5.6
                    Stockholders                            Introduction
                    Survival Period                         Section 9.1
                    Tangible Personal Property              Section 2.1(c)


                                   ARTICLE II
                               PURCHASE AND SALE

         2.1 Sale Assets . Upon and subject to the terms and conditions provided herein, effective as of the Effective Time, Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from Seller, all of the Seller's right, title and interest, legal and equitable, in and to all tangible and intangible assets (except Excluded Assets) used or useful in the operation of the Business as it has been and is then operated (the "Sale Assets"), including, without limitation, the following:

                  (a) Accounts Receivable and Prepaid Items . All accounts receivable and all prepaid expenses as of the close of business immediately prior to the Closing Date (the "Current Assets").

                  (b) Inventory . All of the inventory of raw materials, work in process, and finished goods (the "Inventory").

                  (c) Tangible Personal Property . All vehicles, equipment, parts, supplies, furniture, fixtures and other tangible personal property (other than the Inventory) owned or leased by Seller and used or useful in the operation of the Business (the "Tangible Personal Property").

                  (d) Real Property . The fee simple and leasehold improvement interests in the parcels of real estate listed on Schedule 3.11 (the "Real Property").

                  (e) Permits . All assignable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Seller or the Business.

                  (f) Assumed Agreements . All rights of Seller in, to and under all contracts, leases, agreements, commitments and other arrangements, and any amendments and modifications thereto, if listed on Schedule 2.1(f), and any agreement, whether written or oral, which Buyer elects to perform or assumes at any time after the Closing Date, regardless of whether such agreement is listed on Schedule 2.1(f) (the "Assumed Agreements").

                  (g) Intellectual Property . All (i) patents, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, logos, trade names, service names, domain names, and entity names (specifically including "Samuel Bingham Company") and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) websites, computer software, source code, object code, data and documentation; (vi) trade secrets and confidential business information, including, without limitation, research and development information, ideas, concepts, algorithms, chemical formulae, programming techniques, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier information; and (vii) other proprietary rights relating to any of the foregoing, including, without limitation, associated goodwill; in each case which is used or held for use in the operation of the Business, including, without limitation, those set forth on Schedule 3.12 (collectively, the "Intellectual Property").

                  (h) Records . All books, records and files of the Business, whether in hard copy or computer format, including, without limitation, telephone and facsimile numbers, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present suppliers (there being no material former suppliers during the five (5) years immediately preceding the date hereof), personnel and employment records, accounting records and information, and any information relating to any tax imposed upon the Sale Assets.

                  (i) Customer Information . All customer lists and related information relating to the Business.


                  (j) Goodwill . All goodwill associated with the Business or the Sale Assets, together with the right to represent to third parties that Buyer is the successor to the Business.

                  (k) Miscellaneous Assets . Any other tangible or intangible assets, properties or rights of any kind or nature not otherwise described above in this Section 2.1 and now or hereafter owned or used by Seller in connection with the operation of the Business.

         2.2 Excluded Assets . Notwithstanding any provision of this Agreement to the contrary, Seller does not transfer, convey or assign to Buyer, but instead retains all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date (the "Excluded Assets"):

                  (a) All cash, cash equivalents, deposits, employee travel advances, and real estate brokerage commission escrows;


                  (b) An amount equal to the cash surrender value of all life insurance policies owned by Seller;


                  (c) Corporate and other records, including but not limited to Certificate of Incorporation and Amendments thereto, corporate seal, corporate minute books and stock records, tax returns and related work papers and all other records relating to the corporate organization and existence of Seller, except to the extent such records pertain to or are used in the operation of the Business, in which case Seller shall deliver true and accurate copies thereof to Buyer;

                  (d) Income and other tax refunds and rights thereto;

                  (e) Workers' compensation and other insurance refunds and rebates; and

                  (f) All personal property of Stockholders used in their respective offices.

         2.3      Assumption of Liabilities .
                  -------------------------

                  (a) At the Closing, Buyer is assuming and agreeing to perform, without duplication, the following liabilities and obligations of the Business (the "Assumed Obligations"):

                           (i) All accounts payable and accrued expenses of the Business outstanding as of the Effective Time, provided that each such account payable and accrued expense was either reflected in the Balance Sheet or incurred in the ordinary course of business after the date of the Balance Sheet and is of the same general nature as those reflected in the Balance Sheet (collectively, the "Payables");

                           (ii) The Business' obligations for warranty work to the extent such claims were first made on or after the Closing Date, provided that such obligations were incurred in the ordinary course of business consistent with the Seller's warranty policy and do not exceed $350,000 in the aggregate (on a materials and time cost basis); and

                           (iii) Liabilities and obligations arising under all Assumed Agreements transferred to Buyer in accordance with this Agreement to the extent such liabilities and obligations arise during and relate to any period on or after the Effective Time.

                  (b) The Assumed Obligations shall in no event include any liability or obligation arising (i) from the assignment to Buyer of any Assumed Agreement in violation of its terms or (ii) from any other breach or default by Seller upon or prior to Closing under any Assumed Agreement. Furthermore, the types of Assumed Obligations set forth in subsection (a)(i) above shall only include those liabilities and obligations if they are included in determining the Closing Date Working Capital.

                  (c) Except for the Assumed Obligations, Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of Seller of any kind or nature, whether express or implied, known or unknown, contingent or absolute, all of which Seller shall pay, discharge and perform when due.

                  (d) With respect to the Assumed Obligations, Buyer covenants and agrees that Buyer shall promptly pay, perform and discharge same when due.

         2.4      Purchase Price .
                  --------------

                  (a) The purchase price ("Purchase Price") shall equal the sum of Fifteen Million Dollars ($15,000,000.00), subject to adjustment as provided in Section 2.5. The Purchase Price (subject to reduction as provided in Section 2.5) will be paid on the Closing Date by Buyer to Seller (or to such accounts as directed by Seller) by wire transfer of immediately available funds.


                  (b) At least three (3) business days prior to the Closing Date, Seller will provide to Buyer the wire instructions necessary for Buyer's payment of the adjusted Purchase Price. It is expressly agreed and understood that Seller shall apply such adjusted Purchase Price as may be necessary to satisfy all Indebtedness of Seller as of the Effective Time. Accordingly, at least three (3) business days prior to the Closing Date, Seller shall instruct Buyer to wire transfer a portion of the adjusted Purchase Price (on the Closing
Date) to pay to the appropriate creditors of Seller the amounts of the Indebtedness owed to such creditors.

         2.5      Adjustment of Purchase Price .
                  ----------------------------

                  (a) The Purchase Price shall be subject to increase or decrease as provided in this Section 2.5 for any Closing Date Working Capital Deficit or Closing Date Working Capital Surplus. Three business days prior to the Closing Date, Seller shall provide to Buyer a detailed statement (the
"Preliminary Net Assets Report") setting forth Seller's reasonable and good faith estimate of the Closing Date Assets, the Closing Date Liabilities, and the Closing Date Working Capital. If there is a Closing Date Working Capital Deficit, the Purchase Price shall be reduced at Closing by the amount of the Closing Date Working Capital Deficit shown on the Preliminary Net Assets Report. If there is a Closing Date Working Capital Surplus, the Purchase Price shall be increased at Closing by the amount of the Closing Date Working Capital Surplus shown on the Preliminary Net Assets Report. As used in this Agreement, the following terms shall have the meanings indicated:

                           (i)      "Closing  Date  Assets" means the sum of (A)
all accounts receivable (net of reserve) and the other Current Assets, plus (B) all Inventory (net of obsolete (as defined in Section 3.8) and damaged
Inventory), all as of the close of business immediately prior to the Closing Date, determined in accordance with GAAP, and as transferred to Buyer pursuant to Section 2.1.

                           (ii)     "Closing   Date   Liabilities"   means   the
Payables as of the close of business immediately prior to the Closing Date and determined in accordance with GAAP.

                           (iii)    "Closing  Date  Working  Capital" shall mean
the algebraic  difference  of   the  Closing  Date Assets minus the Closing Date
Liabilities.

                           (iv)     "Closing Date Working Capital Deficit" shall
mean the amount, if any, by which the Closing Date Working Capital is less than $3.2 million.


                           (v)      "Closing Date Working Capital Surplus" shall
mean the amount, if any, by which the Closing Date Net Working Capital is more than $3.2 million.

                  (b) The Purchase Price shall be subject to adjustment following the Closing as follows:

                           (i)      Within  125  days  after  the Closing  Date,
Buyer shall deliver to Seller a written report of Buyer's determination of the Closing Date Working Capital (if different than shown on the Preliminary Net Assets Report). Buyer's determination of the Closing Date Working Capital shall be final and binding on the parties for purposes of determining the Purchase Price unless within thirty (30) days after receiving such report, Seller objects to such determination by giving Buyer written notice setting forth Seller's calculation of the Closing Date Working Capital and the basis for such calculation. In the event of such an objection and the failure of the parties within fifteen (15) days thereafter to reach agreement on the Closing Date Working Capital, then the Chicago office of KPMG LLP (the "Arbitrating Accounting Firm") shall make a final determination as to any unresolved matter. Seller and Buyer shall each inform the Arbitrating Accounting Firm in writing of its respective calculation of the Closing Date Working Capital. The Arbitrating Accounting Firm shall be instructed to complete its determination within 30 days from the date of its engagement and upon completion to inform the parties in writing of its determination of the Closing Date Working Capital, the basis for its determination and whether Seller's or Buyer's written position as to the Closing Date Working Capital is closer to its own determination. The determination of the Closing Date Working Capital by the Arbitrating Accounting Firm shall be final and binding upon the parties for purposes of determining the Closing Date Working Capital. The fees of the Arbitrating Accounting Firm for making such determination shall be paid (A) by Buyer if Seller's calculation of the Closing Date Working Capital is closer to the Arbitrating Accounting Firm's determination, (B) by Seller if Buyer's calculation is closer to the Arbitrating Accounting Firm's determination, and (C) otherwise 50% by Seller and 50% by Buyer. In the event the Closing Date Working Capital as finally determined under this subsection is less than the Closing Date Working Capital shown in the Preliminary Net Assets Report, the Purchase Price shall be reduced on a dollar-for-dollar basis using that difference, and Seller shall promptly pay to Buyer the amount of that difference. In the event the Closing Date Working Capital as finally determined under this subsection is more than the Closing Date Working Capital shown in the Preliminary Net Assets Report, the Purchase Price shall be increased on a dollar-for-dollar basis using that difference, and Buyer shall promptly pay to Seller the amount of that difference.

                  (ii) Seller and Buyer agree to cooperate as reasonably requested by the Arbitrating Accounting Firm in the determination of the Closing Date Working Capital.

                  (iii) If an adjustment is made to the amount of the Purchase Price pursuant to this Section 2.5, Buyer shall not be entitled to recover, through an indemnification claim or otherwise, against any Selling Party for a breach of a representation or warranty set forth in this Agreement if such breach resulted from the same item which resulted in the adjustment to the Purchase Price.

         2.6 Allocation of the Purchase Price . Set forth in Schedule 2.6 is the tentative allocation of the Purchase Price among the items of Sale Assets as agreed to by the parties (subject to any adjustment necessary as a result of any adjustment to the Purchase Price pursuant to Section 2.5). (Buyer and Seller shall finalize such allocation following Closing based upon the actual amounts of the various types of Sale Assets actually transferred to Buyer in the Closing.) Buyer and Seller each agrees to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation 1.1060-IT and to use such allocation for all other reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

         The Selling Parties, jointly and severally, hereby represent and warrant to Buyer as follows:

         3.1 Organization, Good Standing and Corporate Power . Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to own, operate and lease its properties and carry on its business. Seller is duly licensed, qualified to do business and in good standing in each state or province, in the United States or Canada, in which the nature of the business conducted by Seller or the property owned, leased or operated by it makes such qualification, licensing or other authorization necessary, which jurisdictions, and all locations at which Seller conducts the Business and at which its assets are present, are set forth on Schedule 3.1. That Schedule includes an undertaking by Seller to complete the liquidation of two (2) Canadian subsidiaries so that all of those entities' assets are owned by the Seller immediately prior to the Closing.

         3.2 Ownership . All of the issued and outstanding equity interests of Seller are owned beneficially and of record by the Stockholders as listed in
Schedule 3.2.

         3.3 Authorization and Binding Effect of Documents . Seller has all requisite corporate power and authority to enter into this Agreement and the other Documents and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and each of the other Documents to which Seller is a party and the consummation by Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action (including all necessary stockholder approvals) on the part of Seller. This Agreement has been, and each of the other Documents at or prior to Closing will be, duly executed and delivered by each Selling Party which is a party thereto. This Agreement constitutes (and each of the other Documents, when executed and delivered, will constitute) the valid and binding obligation of each Selling Party enforceable against such Selling Party in accordance with its terms.

         3.4 Absence of Conflicts . Except as set forth in Schedule 3.4, the execution, delivery and performance by the Selling Parties of this Agreement and the other Documents, and consummation by the Selling Parties of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result from any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) result in the creation of any Lien upon the Sale Assets, under the provisions of the charter documents of Seller, any indenture, mortgage, lease, loan agreement or other material agreement or instrument to which any Selling Party is bound or affected, or any law, statute, rule, judgment, order or decree to which any Selling Party is subject. Seller has delivered to Buyer a true and complete copy of its charter documents.

         3.5 Consents . The execution, delivery and performance by the Selling Parties of this Agreement and the other Documents, and consummation by the Selling Parties of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body, or the consent, waiver or approval of any other person or entity (other than those listed in Schedule 3.4).

         3.6 Sale Assets; Title . The Sale Assets include all of the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, that are material to the operation of the Business in the manner in which it has been and is now conducted, with the exception of the Excluded Assets. Seller has good and marketable title to all of the Sale Assets free and clear of all Liens except Permitted Liens or the Liens that will be released as of Closing.

         3.7 Accounts Receivable . The accounts receivable of Seller which Buyer is purchasing, except for an amount not greater than the applicable reserve, reflected on the Balance Sheet or arising since the date thereof are (a) valid, good and collectible, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of the Business consistent with the past practices of Seller, and (b) to the Knowledge of Seller not subject to valid defenses, set-offs or counterclaims. All such accounts receivable (other than the receivable of Goss Graphic Systems, Inc.) are collectible within ninety (90) days of the Closing Date, except as to international accounts receivable, which are collectable within one hundred twenty (120) days of the Closing Date.

         3.8 Inventory . All inventory of Seller reflected on the Balance Sheet or acquired since the Balance Sheet Date was acquired and has been maintained in the ordinary course, is of good and merchantable quality, and consists of a quality, quantity and condition usable, leasable or saleable in the ordinary course. Seller has no obsolete or slow moving inventory (as hereinafter defined) in excess of the obsolescence reserve. Seller is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers, except with respect to consignment inventory from the Palmyra, New York, and North Kansas City locations. All inventory of Seller is located at the locations set forth in Schedule 3.1 and at no other location. For purposes hereof, the following shall be deemed to be obsolete or slow moving inventory: (i) rubber more than six (6) months old, and
(ii) urethane more than one (1) year old.

         3.9      Contracts .
                  ---------

                  (a) Schedule 3.9 lists all the following types of agreements, contracts or understandings now in effect, whether written or oral (the "Contracts"):

                           (i)      All contracts with dealers or manufacturer's
representatives;

                           (ii)     All contracts with suppliers;


                           (iii)    All   contracts   with   customers   (except
purchase orders incurred in the ordinary course of business);

                           (iv)     Each  lease of  any Sale  Asset (including a
description of the Sale Assets leased thereunder);

                           (v)      All employment and consulting agreements and
agreements with independent contractors (other than those listed in (i) above);

                           (vi)     All agreements  to  which  an  Affiliate  of
Seller is a party; and

                           (vii)  Each  of  the  other  agreements  involving  a
commitment  by any  party  thereto  with a fair  market  value  of, or requiring any party thereto to pay over the life of the contract, more than Twenty-Five Thousand Dollars ($25,000).

True and complete copies of all the foregoing Contracts that are in writing, and true and accurate summaries of all the foregoing Contracts that are oral, including all amendments, modifications and supplements thereto, have been delivered to Buyer. The Contracts that are not listed on Schedule 3.9 do not involve commitments by parties thereto with an aggregate fair market value of more than One Hundred Thousand Dollars ($100,000).

                  (b) (i) All Contracts which are, individually or in the aggregate, material to the business, operations or financial condition of the Business are valid and in full force and effect; (ii) neither Seller nor, to the Knowledge of Seller, any other party is in material default under, and no event has occurred which (after the giving of notice or the lapse of time or both) would constitute a material default under, any Contracts which are, individually or in the aggregate, material to the business, operations or financial condition of the Business; (iii) no Selling Party or any Affiliate has granted or been granted any material waiver or forbearance with respect to any Contracts which are, individually or in the aggregate, material to the business, operations or financial condition of the Business; (iv) Seller holds the right to enforce and receive the benefits under all the Contracts which are, individually or in the aggregate, material to the business, operations or financial condition of the Business, free and clear of Liens (other than Permitted Liens) but subject to the terms and provisions of each such agreement; (v) none of the rights of Seller or any Affiliate under Contracts which are, individually or in the aggregate, material to the business, operations or financial condition of the Business is subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement; and (vi) no consent or approval by any party to Contracts which are, individually or in the aggregate, material to the business, operations or financial condition of the Business is required thereunder for the consummation of the transactions contemplated hereby which will not been obtained by the Closing Date.

         3.10     Tangible Personal Property .
                  --------------------------

                  (a) Seller has provided to Buyer a current list of all Tangible Personal Property (other than office equipment, supplies and other incidental items) material to the conduct of the business and operations of the Business in the manner in which it has been and is now operated.

                  (b) The equipment and vehicles constituting a part of the Tangible Personal Property has been properly maintained substantially in accordance with the manufacturers' recommendations and industry practices, is in a good state of repair and operating condition, and complies in all material respects with applicable laws, rules, regulations and ordinances.

         3.11     Real Property .
                  -------------

                  (a) The list of Real Property set forth on Schedule 3.11 is a true and correct list of all of the interests in real estate which Seller holds or which are used to any material extent in the operation of the Business in the manner in which it has been and is now operated.

                  (b) Seller holds good and marketable fee simple title to each parcel of Real Property so designated in Schedule 3.11 (the "Owned Real Property") free and clear of any Lien (except Permitted Liens) that would materially impair Buyer's ability to use the Owned Real Property after the Effective Time in the manner in which such real property is now used in the operation of the Business. To Seller's Knowledge, there is no pending, threatened or contemplated action to take by eminent domain or to condemn any of the Owned Real Property, except as set forth in Schedule 3.11.

                  (c) Each lease (including all amendments, modifications and supplements thereto) under which Seller leases any interest in any of the Real Property (the "Leased Real Property") is described on Schedule 3.11 (each, a "Real Property Lease"), and except as set forth on such Schedule, Seller holds good and marketable title to the lessee's interest under each Real Property Lease free and clear of all Liens except Permitted Liens. True and complete copies of all Real Property Leases, including all amendments, modifications and supplements thereto, have been delivered to Buyer.

                  (d) (i) Each Real Property Lease is legal, valid, binding and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (ii) neither Seller nor, to the Knowledge of Seller, any other party thereto, is in material breach of or in material default under any Real Property Lease; (iii) to the Knowledge of Seller, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Real Property Lease, nor has Seller received written notice alleging or stating that any such event has occurred unless such event has been cured; (iv) none of the rights of Seller under any Real Property Lease is subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement; (v) no consent or approval by any party to any Real Property Lease is required thereunder for the consummation of the transactions contemplated hereby which will not have been obtained by the Closing Date; and (vi) Seller has not granted or been granted any material waiver or forbearance with respect to any Real Property Lease.

                  (e) All improvements on the Real Property are in compliance with applicable zoning and land use laws, ordinances and regulations in all respects necessary to conduct the operation of the Business operating thereon as conducted by Seller as of the date of this Agreement except for any instances of any non-compliance which do not or will not in the aggregate have a Material Adverse Effect. Seller's improvements on any Real Property are in good working condition and repair (subject to ordinary wear and tear).

         3.12   Intellectual   Property  .  Schedule   3.12  lists  all  of  the
Intellectual Property, including all registrations, applications and licenses for any of the Intellectual Property, and:

                  (a) Seller owns, free and clear of Liens, all right and interest in, and right and authority to use in connection with the conduct of the Business as presently conducted, all of the Intellectual Property, no employee or contractor has any ownership or other interest in any of the Intellectual Property, and all of the rights and properties constituting a part of the Intellectual Property are in full force and effect;

                  (b) There are no outstanding or, to the Knowledge of Seller, threatened judicial or adversary proceedings with respect to any of the Intellectual Property;

                  (c) Seller has not granted to any other person or entity any license or other right or interest in or to any of the Intellectual Property or to the use thereof, except as set forth in the license agreements listed in
Schedule 2.1(f);

                  (d) Seller has no Knowledge of any infringement or unlawful use of any of the Intellectual Property;

                  (e) To Seller's Knowledge, Seller has not violated any provisions of law or regulations applicable to the Intellectual Property in any material respect; and

                  (f) Seller has delivered to Buyer copies of all state or federal registrations and other material documents establishing any of the rights and properties constituting a part of the Intellectual Property.

         3.13     Financial Statements, Etc .
                  -------------------------

                  (a) Seller has delivered to Buyer, or will deliver as soon as available:

                           (i)      The  audited  balance sheets of Seller as of
December 31, 1998 and 1997;

                           (ii)     The   audited  statements   of  income   and
statements of cash flows of Seller for the years ended December 31, 1998 and 1997;

                           (iii)    The unaudited balance sheet of  Seller as of
December 31, 1999 (the "Balance Sheet"); and

                           (iv)     The unaudited statements of income of Seller
for the periods ended December 31, 1999.

All such statements (i) are in accordance with the books and records of Seller and (ii) have been prepared in accordance with GAAP in all material respects and fairly present the assets and liabilities of Seller as of the dates stated and accurately reflect the results of operations of Seller for the periods covered by the statements, with the exceptions as to the unaudited statements that (A) federal income tax, expense or benefit are not reflected therein, (B) such statements do not contain the disclosures required by GAAP in notes accompanying financial statements, and (C) are subject to normal year-end adjustments.

                  (b) Seller has no debt, liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of a nature required by GAAP to be reflected in a corporate balance sheet or disclosed in the notes thereto, except such debts, liabilities and obligations which (i) are fully accrued or fully reserved against in the Balance Sheet, or (ii) are incurred after the date of the Balance Sheet in the ordinary course of business consistent with past practices and in an amount not material to the business or financial condition of Seller.

                  (c)(i) Seller is not now, and after giving effect to the transactions contemplated by this Agreement, Seller will not be, insolvent as such term is defined in the Bankruptcy Code of 1978, as amended; (ii) after giving effect to the transactions contemplated by this Agreement, the property remaining with Seller shall not constitute an unreasonably small capital to conduct its business as proposed to be conducted after consummation of the transactions contemplated hereby; and (iii) Seller does not intend to incur, or believe that Seller will incur, concurrently with or after consummation of the transactions contemplated hereby, debts beyond Seller's ability to pay as debts mature.

         3.14     Absence of Certain Changes or Events .  Since the  date of the
                  ------------------------------------
Balance Sheet:

                  (a) There has not been any damage, destruction or other casualty loss with respect to property owned or leased by Seller (whether or not covered by insurance) which, individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect.

                  (b) Neither Seller nor the Business has suffered any adverse change or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  (c)      Seller has not:

                           (i) mortgaged, pledged or subjected to any Lien, any of its properties or assets, tangible or intangible, except for Permitted Liens;

                           (ii) acquired or disposed of any assets or properties or entered into any agreement or other arrangement for such acquisition or disposition, except in the ordinary course of business;

                           (iii) entered into any agreement, commitment or other transaction other than in the ordinary course of business;

                           (iv) paid any bonus to any officer, director or employee or granted to any officer, director or employee any other increase in compensation in any form, except in the ordinary course of business consistent with past practices;

                           (v) declared or paid any dividend or made any distribution of cash or property to the owners of Seller not consistent with prior practices;

                           (vi) adopted or amended any collective bargaining (other than for the Montreal employees), bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, severance or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) or made any material changes in their policies of employment;

                           (vii)   entered  into  any   agreement   (other  than
         agreements that terminated prior to Closing) with any Affiliate of Seller or with the Stockholders; or

                           (viii) operated the Business other than in the ordinary course.

         3.15 Litigation . Except as described in Schedule 3.15, (i) there are no actions, suits, claims, investigations or administrative, arbitration or other proceedings pending or, to the Knowledge of Seller, threatened against Seller before or by any court, arbitration tribunal or governmental department or agency, domestic or foreign; (ii) neither Seller or, to the Knowledge of Seller, any of the officers or employees of Seller, has been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, foreign or other applicable law or administrative regulation in respect of the Business; and (iii) neither Seller or any properties or assets of Seller nor, to the Knowledge of Seller, any officer or employee of Seller, is a party to or bound by any order, arbitration award, judgment or decree of any court, arbitration tribunal or governmental department or agency, domestic or foreign, in respect of any business practices, the acquisition of any property, or the conduct of any business, of Seller, which, individually or in the aggregate, has or could reasonably be expected to have, a Material Adverse Effect or materially impair the ability of Seller to perform its obligations hereunder and consummate the transactions contemplated hereby.

         3.16     Labor Matters .
                  -------------

                  (a)      Except as listed on Schedule 3.16(a):
                                               ----------------

                           (i) No present or former employee (or independent contractor) of the Business has a pending claim or charge which has been asserted or threatened against Seller for (A) overtime pay; (B) wages, salaries or profit sharing; (C) vacations, time off or pay in lieu of vacation or time off; (D) any violation of any statute, ordinance, contract or regulation relating to minimum wages, maximum hours of work or the terms or conditions of employment; (E) discrimination against employees on any basis; (F) unlawful or wrongful employment or termination practices; (G) unlawful retirement, termination or labor relations practices or breach of contract; (H) any violation of occupational safety or health standards; (I) workers' compensation or employer liability; (J) sexual harassment; (K) failure to employ/promote; (L) wrongful discipline; or (M) negligent evaluation.

                           (ii) There is not pending or, to the Knowledge of Seller, threatened against Seller any labor dispute, strike or work stoppage that affects or interferes with, or is likely to affect or interfere with, the operation of the Business. Seller has no Knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Business. There are no unresolved unfair labor charges against Seller. Seller has not experienced any strike, work stoppage or other similar significant labor difficulties within the past twelve (12) months.

                  (b) Except as listed in Schedule 3.16(b), (i) Seller is not a signatory or a party to, or otherwise bound by, a collective bargaining agreement which covers employees or former employees of Seller or who are involved in the operation of the Business, (ii) Seller has not agreed to recognize any union or other collective bargaining unit with respect to any employees of the Business, and (iii) no union or other collective bargaining unit has been certified as representing any employees of the Business.

                  (c) Schedule 3.16(c) sets forth a true and complete list of all persons employed by Seller, and states for each such employee (i) the compensation paid to such employee and the termination pay or other severance benefits, if any, that may be payable to such employee upon termination of employment, (ii) whether such employee is employed under a written contract,
(iii) the material policies applicable to the employee if not employed under a written contract, (which may include reference to the applicable employee handbook) and (iv) a schedule or summary of Seller's employment agreements. A true and complete copy of each written employment agreement and of any handbook, policy manual or similar written guidelines furnished to employees of the Business and presently in effect has been delivered to Buyer.

         3.17     Employee Benefit Plans .
                  ----------------------

                  (a) All compensation or benefit plans, policies, practices, arrangements and agreements covering any employee or former employee of Seller or the Business or the beneficiaries or dependents of such employee or former employee (such employees, former employees, beneficiaries and dependents herein referred to collectively as the "Employees") which are or have been established or maintained or to which contributions have been made by Seller or by any other trade or business, whether or not incorporated, which is or has been treated as a single employer together with Seller under Section 414 of the Code (such other trades and businesses referred to collectively as the "Related Persons") or to which Seller or any Related Person is or has been obligated to contribute, including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment, retention, change of control, severance, stock option or other equity based, bonus, incentive compensation, deferred compensation, retirement, fringe benefit and welfare plans, policies, practices, arrangements and agreements (collectively, the "Benefit Plans") are disclosed in Schedule
3.17. Except pursuant to a Benefit Plan disclosed in Schedule 3.17, Seller has no fixed or contingent liability or obligation to any of the Employees or to any person whose services are or were provided as an independent contractor to Seller or the Business. True and complete copies of all Benefit Plans, or written descriptions of Benefit Plans which are not in writing, have been provided to Buyer, other than medical and other similar welfare plans made generally available to all current employees. True and complete copies of the summary plan descriptions of all Benefit Plans, to the extent subject to ERISA, have been provided to Buyer.

                  (b) All Benefit Plans have been administered and are in compliance in all material respects with applicable provisions, if any, of ERISA and the Code and all other applicable law. Neither Seller nor a Related Person has engaged in a transaction with respect to any Benefit Plan that could result in a material tax, penalty or other liability under the Code or ERISA.

                  (c) No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan").

                  (d) Neither Seller nor any Related Person has incurred or expects to incur any material withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA regardless of whether based on contributions by any entity which is considered a predecessor of Seller or one employer with Seller under Section 400l of ERISA.

                  (e) All contributions required to have been made by Seller under the terms of any Benefit Plan or applicable law have been timely made.

                  (f) Seller has no unfunded obligations (including projected obligations) for retiree health and life benefits under any Benefit Plan other than continuation coverage required by law.

                  (g) Neither Seller nor any Related Person has incurred any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and to the Knowledge of Seller no event or condition has occurred or exists which would result in any such material liability to Seller.

         3.18 Compliance with Law . Seller has operated and is operating in all material respects in compliance with all other federal, state, local or other laws, statutes, ordinances, regulations, licenses, permits or exemptions therefrom and all applicable orders, writs, injunctions and decrees of any court, commission, board, agency or other instrumentality, and Seller has not received any notice of noncompliance pertaining to its operations that has not been cured.

         3.19 Tax Matters . To the Knowledge of Seller, all separate and/or consolidated unitary and combined federal, state, county, local and foreign income, excise, withholding, property, sales, use, franchise and other tax returns and related information required to be filed on or before the date hereof by or on behalf of Seller have been prepared and filed in accordance with the applicable Law and all Taxes thereon which are due or may hereafter become due pursuant to such returns or pursuant to any assessment which has or will become payable or otherwise, subject to any extension granted for the filing of any return or for the payment of any tax, interest, penalty, assessment or deficiency, have been paid in full or an adequate reserve has been established therefor. All such returns are complete and correct in all material respects. Seller has delivered to Buyer complete copies of all returns (requested by Buyer) referred to in the preceding sentences of this Section 3.19 (including any amendments thereof) for the three most recent taxable years. Except as set forth in Schedule 3.19, all monies required to be collected or withheld by Seller for income taxes, social security, payroll taxes and other Taxes have been collected or withheld, and either paid to the appropriate governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of Seller and Seller is not or will not become liable for any Taxes for failure to comply with any of the foregoing. Except as set forth in Schedule 3.19, no deficiencies for Taxes have been claimed, proposed or assessed against Seller and no such federal, state, county, local or foreign return for Taxes has been audited or examined by any taxing or other governmental authority during the three-year period prior to the date hereof. Except as set forth in Schedule 3.19, there is no audit, investigation, claim or assessment pending or, to the Knowledge of Seller, threatened against Seller for any alleged deficiency in any Tax. There are no waivers or extensions of statutory periods of limitation in effect with respect to any Taxes of Seller. There are no Tax-sharing agreements or similar arrangements with respect to or involving Seller.

         3.20     Environmental Matters .
                  ---------------------

                  (a) As used in this Agreement the following terms shall have the following meanings: (i) "Hazardous Material" or "Hazardous Materials" shall mean: (A) any "hazardous substance" as defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601-9657 and any amendments thereto ("CERCLA"); (B) any material defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (C) any petroleum, including crude oil and any fraction thereof; (D) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (E) any asbestos, polychlorinated biphenyl
(PCB), or isomer of dioxin, or any material or thing containing or composed of such substance or substances; and (F) any other substance, regardless of physical form, that is subject to any past or present federal, state or local governmental statute, requirement, rule of liability or standard of conduct relating to the protection of human health, plant life, animal life, natural resources or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source; (ii) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against Seller; (iii) "Environmental Laws" shall mean any federal, state or local Law or common law or under any code, order, decree, judgment or injunction applicable to them or any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes; and (iv) "Applicable Real Estate" shall mean the Real Property and any other real property, site or facility (as defined in CERCLA) owned, leased or operated presently or within the last ten (10) years prior to the date hereof by Seller.

                  (b) Except as set forth in Schedule 3.20, Seller has used, stored, generated, transported and disposed of all Hazardous Materials at the Applicable Real Estate in compliance in all material respects with applicable Environmental Laws. The Applicable Real Estate has been operated and used in material compliance with all applicable Environmental Laws relating to product registration, pollution control and environmental contamination including, without limitation, all Laws governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all Laws with regard to record keeping, notification, registration and reporting requirements respecting Hazardous Materials. None of the Applicable Real Estate is (A) listed or proposed for listing on the National Priority List (as defined in 40 C.F.R. 300.5) or is (B) listed on the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or any comparable list maintained by any foreign, state or local government authority.

                  (c) Seller possesses and is in compliance in all material respects with all permits, licenses, certificates, registrations, franchises and other authorizations relating to Environmental Laws necessary to conduct the Business. Except as set forth in Schedule 3.20, Seller is not nor has been subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, inquiry or proceeding for failure to comply with, or received notice of any violation or potential liability under, the Environmental Laws with respect to any Applicable Real Estate during the last ten (10) years.

                  (d) There are no (i) underground storage tanks on any of the Applicable Real Estate or (ii) polychlorinated biphenyls (PCBs) in or at any of the Applicable Real Estate, there is no friable asbestos or friable asbestos containing materials or lead-based paint at any of the Applicable Real Estate, and the facilities on such property comply with the Environmental Laws in all material respects including, without limitation, the Occupational Safety and Health Act regulations with respect to ambient air exposure to asbestos or lead-based paint. Seller has delivered to Buyer true and complete copies or results of any reports, studies, analyses, tests or monitoring in the possession of or initiated by Seller pertaining to the Business or to the existence of Hazardous Materials or any other environmental concerns relating to any of the Applicable Real Estate concerning compliance with or liability under the Environmental Laws.

         3.21 Broker's or Finder's Fees . Except as set forth on Schedule 3.21, no agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller, the Stockholders or any Affiliate of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

         3.22 Year 2000 Compliance . The technology embodied in the Business' operating systems and any product or system previously or currently being offered by the Business or which the Business has sold or installed is Year 2000 Compliant (to the extent applicable). "Year 2000 Compliant" means that the technology will accurately and without interruption process (including but not limited to calculate, compare, interpret, and sequence) (i) date and time data before, during and after the year 2000, (ii) year dates in a manner that is explicit and unambiguous for operation with interfacing software and for data storage, (iii) year 2000 as a leap year, and (iv) year dates specified as "99" and "00" regardless of any other meanings that may be given to those numbers.

           3.23 Insurance . Schedule 3.23 sets forth a list and brief description of each policy of insurance maintained, owned or held by Seller as of the date of this Agreement. Seller has not received any notice of cancellation or non-renewal with respect to any of the insurance policies of Seller.

           3.24 Suppliers . Except as set forth in Schedule 3.24, there are no suppliers of products or services to Seller which are material to the Business with respect to which practical alternative sources of supply are not generally available on comparable terms and conditions in the marketplace.

           3.25 Customers . During the twelve (12) month period ending December 31, 1999, no one customer purchased four percent (4.0%) or more of the sales volume of the Business for that time period. No customer of the Business (which purchased one percent (1%) or more of the sales volume of the Business during the calendar year 1999) has, or to the Knowledge of Seller, intends to terminate its business relationship with Seller or reduce the volume of goods or services ordered during the calendar year 2000 by more than ten percent (10%) from purchases made during the twelve (12) month period ending December 31, 1999.

           3.26 Disclosure . To the Selling Parties' Knowledge, no representation or warranty by a Selling Party in this Agreement or any other Document furnished by a Selling Party or on its or his behalf contains any untrue statement of a material fact, or omits to state a material fact, necessary to make any statement contained herein or therein not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Selling Parties as follows:

           4.1 Organization and Good Standing . Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

           4.2 Authorization and Binding Effect of Documents . Buyer has all requisite corporate power and authority to enter into this Agreement and the other Documents and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and each of the other Documents by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action (including all necessary shareholder approvals) on the part of Buyer. This Agreement has been, and each of the other Documents at or prior to Closing will be, duly executed and delivered by Buyer. This Agreement constitutes (and each of the other Documents, when executed and delivered, will constitute) the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

           4.3 Absence of Conflicts . The execution, delivery and performance by Buyer of this Agreement and the other Documents, and consummation by Buyer of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result from any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, the provisions of the articles of incorporation or by-laws of Buyer, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer is bound or affected, or any law, statute, rule, judgment, order or decree to which Buyer is subject.

           4.4 Consents . The execution, delivery and performance by Buyer of this Agreement and the other Documents, and consummation by Buyer of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body, or the consent, waiver or approval of any other person or entity which has not been obtained.

           4.5 Broker's or Finder's Fees . No agent, broker, investment banker, or other person or firm acting on behalf of Buyer or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Buyer in connection with the transactions contemplated by this Agreement, and Buyer has dealt with no broker or finder in connection with the transactions contemplated herein other than the broker listed on Schedule 3.21.

                                    ARTICLE V
                                OTHER COVENANTS

           5.1 Conduct of the Business Prior to the Closing Date . Seller covenants and agrees with Buyer that from the date hereof through the Closing Date, unless Buyer otherwise agrees in writing, it shall:

                      (a) Operate the Business only in the ordinary course of business, including (i) incurring lease and capital expenditures consistent with the amounts currently budgeted (including but not limited to lease and capital expenditures of $125,000 and $60,000 in the Searcy, Arkansas and North
Kansas City,  Missouri,  plants,   respectively),  (ii) the  use  of  reasonable
commercial efforts to preserve the Business' present business operations, organization and goodwill and its relationships with material customers, employees, advertisers, suppliers and other contractors, and (iii) the continuance of the Business' usual and customary policy with respect to extending credit and collection of accounts receivable and the maintenance of its facilities and equipment;

                      (b) Operate the Business in all material respects in accordance with the terms or conditions of all material rules, regulations, laws and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Business;

                      (c) Maintain Seller's books and records in accordance with GAAP;

                      (d) Promptly notify Buyer in writing of any event or condition which, with notice or the lapse of time or both, would constitute an event of material default under any of the Contracts which are, individually or in the aggregate, material to the Sale Assets or the operations, financial condition or results of operations of the Business;

                      (e) Timely comply in all material respects with the Contracts which are, individually or in the aggregate, material to the Sale Assets or the operations, financial condition or results of operations of the Business;

                      (f)     Not  sell,  lease,  grant  any  rights  in, or  to
otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of the Sale Assets except for dispositions of assets that (A) are in the ordinary course of business consistent with past practice and (B) if material, are replaced by similar assets of substantially equal or greater value and utility;

                      (g) Not amend or enter into any employment contracts or other Contracts except on terms comparable to those of Contracts now in existence and otherwise in the ordinary course of business consistent with past practice;

                      (h) Maintain its equipment currently in use in normal operating condition and repair, except for ordinary wear and tear;

                      (i) Not increase in any manner the compensation (including severance pay or plans) or benefits of any employees, independent contractors, consultants or commission agents of the Business, except in the ordinary course of business consistent with past practice;

                      (j) Not introduce any material change with respect to the operation of the Business;

                      (k) Not enter into any agreement (other than agreements that will be terminated prior to Closing) with any Affiliate of Seller or with the Stockholders which pertai to the Business or the Sale Assets;

                      (l) Not voluntarily enter into any collective bargaining agreement applicable to any employees of the Business or otherwise voluntarily recognize any union as the bargaining representative of any such employees (except as required by law); and not enter into or amend any collective bargaining agreement applicable to any employees of the Business to provide that it shall be binding upon any "successor" employer or such employees; and

                      (m) Not take or agree to take any action inconsistent with consummation of the Closing as contemplated by this Agreement.

           5.2 Notification of Certain Matters . Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any failure on their respective parts to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement.

           5.3 Title; Additional Documents . At the Closing, Seller shall transfer and convey to Buyer good and marketable title to all of the Sale Assets free and clear of any Liens except Permitted Liens. Seller shall execute or cause to be executed such documents, in addition to those delivered at the Closing, as may be necessary to confirm in Buyer such title to the Sale Assets and to carry out the purposes and intent of this Agreement.

           5.4 Other Consents . Seller shall obtain the consents or waivers to the transactions contemplated by this Agreement required under the Assumed Agreements.

           5.5 Inspection and Access . Seller will, prior to the Closing Date, open the assets, books, accounting records, correspondence and files of Seller for examination by Buyer, its officers, attorneys, accountants and agents, with the right to make copies of such books, records and files or extracts therefrom. Such access will be available during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business. Seller will furnish to Buyer as and when they become available monthly unaudited financial statements of Seller prepared in a manner consistent with the unaudited statements identified in Section 3.13. Seller will furnish to Buyer such additional financial and operating data and other available information regarding Seller as Buyer may reasonably request. Those books, records and files the possession of which is not being transferred to Buyer pursuant to this Agreement which relate to the Sale Assets shall be preserved and maintained by Seller for four (4) years after the Closing and those books, records and files relating to the Sale Assets the possession of which is being transferred to Buyer hereunder shall be maintained and preserved by Buyer for a period of four (4) years after the Closing. Each such party shall give to the other party and its authorized representatives, during normal business hours, such access to, and the opportunity at the other party's expense to copy, such books and records retained by it as may be reasonably requested by the other party.

           5.6 Survey and Environmental Inspection . At Buyer's expense, Buyer shall have the right to cause a detailed survey and/or an environmental inspection and assessment to be performed for each parcel of the Real Property (the "Site Assessments"), but no evasive or destructive testing shall be permitted except with Seller's consent. The scope, sequence and timing of the Site Assessments shall be conducted in such a manner which will minimize disruption of the Business.

           5.7 Confidentiality . All information delivered to Buyer and otherwise disclosed in writing as confidential by Seller (or its representatives) before or after the date hereof, in connection with the transactions contemplated by this Agreement, shall be kept confidential by Buyer and its representatives and shall not be used other than as contemplated by this Agreement, except to the extent that such information (i) was otherwise publicly available or known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from third parties not related to Buyer or its Affiliates,
(iii) is necessary to disclose to a governmental authority, (iv) is required by law or the rules of any stock exchange to be disclosed or (v) to the extent such duty as to confidentiality is waived in writing by Seller. Furthermore, the terms and provisions of the Confidentiality Agreement entered by Reinhold Industries, Inc., dated as of October 27, 1999, are hereby incorporated herein.

           5.8 Publicity . The parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party, except as such release or announcement may be required by law or applicable regulations, in which event the party so required will give prior written notice to the other party.

           5.9 Reasonable Best Efforts . Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

           5.10 Tax Returns and Payments . Seller will timely file with the appropriate governmental agencies all Tax Returns required to be filed by Seller and timely pay all Taxes owed by Seller that could result in a lien on the Sale Assets.

           5.11 No Solicitation . From the date hereof until the earlier of Closing or termination of this Agreement, none of Seller, the Stockholders, or any Affiliate of Seller shall directly or indirectly (i) solicit or encourage submission of any proposal or offer from any person relating to the acquisition or purchase of any interest in Seller or any material assets of Seller or any merger, consolidation or other business combination with Seller (each an "Acquisition Proposal"), or (ii) otherwise assist or participate in any effort or attempt by any person to make or effect an Acquisition Proposal. Seller shall promptly notify Buyer in writing if an Acquisition Proposal is made in writing after the date of this Agreement.

           5.12 Failure to Obtain Consents. Notwithstanding anything in this Agreement to the contrary, if Seller fails to obtain any necessary written consent or permission from any third party with respect to any proposed Assumed Agreement which is not material to the Business, (i) such failure shall not permit Buyer to refuse to proceed with the Closing, (ii) Seller will not assign such proposed Assumed Agreement to Buyer, (iii) Seller shall not be considered in default of any of its representations, warranties, covenants, or other obligations under this Agreement solely by reason of its failure to assign the same, (iv) Buyer is hereby authorized to act as Seller's agent in order to enable Buyer to obtain all of the benefits which Seller would have been able to obtain from such Assumed Agreement and (v) Seller will cooperate in all reasonable respects with Buyer (a) in connection with such agency and (b) in connection with any other reasonable arrangement designed to enable Buyer to obtain such benefits, and to obtain such consent after the Closing Date. Upon Buyer obtaining such benefits and such consent, the agreement will become an Assumed Agreement.

           5.13 Financial Statements . As soon as possible, Seller shall deliver to Buyer the December 31, 1999 financial statements referred in Section 3.13(a) reviewed or audited by the Seller's independent accounting firm.

                                   ARTICLE VI
                          CONDITIONS PRECEDENT TO THE
                          ---------------------------
                          OBLIGATION OF BUYER TO CLOSE
                          ----------------------------

           Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

           6.1  Accuracy of Representations and Warranties; Closing Certificates
                ----------------------------------------------------------------

                      (a) The representations and warranties of Seller contained in this Agreement or in any other Document shall be true and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time.

                      (b) Seller shall have delivered to Buyer on the Closing Date a certificate that the conditions specified in Sections 6.1(a), 6.2, and 6.10 are satisfied as of the Closing Date.

           6.2 Performance of Agreement . Seller shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

           6.3 Due Diligence . Buyer shall be reasonably satisfied with the results of the legal, accounting and business due diligence investigation of the Sale Assets and the Business performed by its attorneys, accountants, engineers, environmental consultants and representatives, including, without limitation, the results of the Site Assessments; provided that this condition precedent is limited solely to Buyer verifying the matters described in Section 3.20 (environmental matters).

           6.4 Opinion of the Selling Parties' Counsel . Buyer shall have received the written opinion of the Selling Parties' outside counsel, dated as of the Closing Date, to the effect set forth in Sections 3.1 through 3.4, and
Section 3.15.

           6.5 Other Consents . Subject to Section 5.12, Seller shall have obtained in writing (in form reasonably satisfactory to Buyer's counsel) and provided to Buyer on or before the Closing Date, without any condition materially adverse to Buyer or the Business, the consents or waivers to the transactions contemplated by this Agreement required under each Assumed Agreement.

           6.6 Employment Arrangements . Buyer shall have made employment arrangements (including entering into employment agreements, if Buyer so desires) with such key employees of Seller as Buyer shall desire, with such terms and conditions as are reasonably acceptable to Buyer.

           6.7 Delivery of Closing Documents . Seller shall have delivered or caused to be delivered to Buyer on the Closing Date each of the documents required to be delivered pursuant to Section 8.2.

           6.8 No Adverse Proceedings . No judgment or order shall have been rendered, and no action or proceeding shall be pending, against Buyer, the Business or Seller that would restrain or make unlawful the purchase and sale of the Sale Assets as contemplated by this Agreement.

           6.9 No Material Adverse Change . There shall have been no change nor development affecting Seller or the Business after the date hereof which has resulted in, or could reasonably be expected to result in, a Material Adverse Condition.

           6.10 Financing. Buyer shall obtained financing to fund the payment of the Purchase Price on such terms and conditions as acceptable to Buyer in its reasonable discretion.

                                   ARTICLE VII
                          CONDITIONS PRECEDENT TO THE
                          ---------------------------
                         OBLIGATION OF SELLER TO CLOSE
                         -----------------------------

           The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Seller in writing:

           7.1        Accuracy of Representations and Warranties .
                      ------------------------------------------

                      (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time, except for changes that are not materially adverse to Seller.

                      (b) Buyer shall have delivered to Seller on the Closing Date a certificate that the conditions specified in Sections 7.1(a) and
7.2 are satisfied as of the Closing Date.

           7.2 Performance of Agreements . Buyer shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

           7.3 Delivery of Closing Documents . Buyer shall have delivered or cause to be delivered to Seller on the Closing Date each of the Documents required to be delivered pursuant to Section 8.3.

           7.4 Opinion of the Buyer's Counsel . Seller shall have received the written opinion of the Buyer's outside counsel, dated as of the Closing Date, to the effect set forth in Sections 4.1 through 4.4.

                                  ARTICLE VIII
                                    CLOSING

           8.1 Time and Place . Closing of the purchase and sale of the Sale Assets pursuant to this Agreement (the "Closing") shall take place at the offices of the Seller's counsel in Northbrook, Illinois, at 10:00 o'clock A.M. on February 25, 2000, if satisfaction or waiver of the conditions precedent hereunder to Closing has occurred, or at such other time or place as agreed by the parties (such date being the "Closing Date"), effective as of 12:01 AM on the Closing Date (the "Effective Time").

           8.2 Documents to be Delivered to Buyer by Seller . At the Closing, Seller shall deliver or cause to be delivered to Buyer the following, in each case in form and substance reasonably satisfactory to Buyer:

                      (a) The opinion of the Selling Parties' counsel, dated the Closing Date, to the effect set forth in Section 6.4;

                      (b) Governmental certificates, dated as of a date as near as practicable to the Closing Date, showing that Seller is duly formed and in good standing in the State of Delaware and is qualified to do business and in good standing under the laws of the jurisdictions listed in Schedule 3.1;

                      (c) A certificate of the Secretary of Seller attesting as to the incumbency of each officer of Seller who executes this Agreement and any of the other Documents and to similar customary matters;

                      (d) A bill of sale and other instruments of transfer and conveyance transferring the Sale Assets (other than the Owned Real Property) to Buyer;

                      (e) A general warranty deed, in a form recordable in the applicable jurisdiction, for each parcel of the Owned Real Property, which deed shall convey insurable, fee simple title for that parcel free and clear of all Liens except the Permitted Tax Lien and the Other Permitted Exceptions; and such customary owner's or seller's affidavits as are reasonably necessary to enable Seller to provide (at Seller's expense) title insurance with respect to each parcel of the Owned Real Property without any standard preprinted exceptions (provided that Buyer, at its expense, provides the necessary ALTA surveys properly certified);


                      (f) A certificate of nonforeign status under Section 1445 of the Code, complying with the requirements of the Income Tax Regulations promulgated pursuant to such section;

                      (g)     The  Consulting  Agreements  executed   by   Larry
Ekstrom and JoAnn Barrett, respectively;

                      (h) The Noncompetition Agreement executed by each of the Selling Parties;

                      (i)     The certificate described in Section 6.1(b); and
                                                           --------------

                      (j) Such additional information and materials as Buyer shall have reasonably requested to evidence the satisfaction of the conditions to its obligations hereunder, including without limitation, evidence that all consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained, and any other documents expressly required by this Agreement to be delivered by Seller at Closing.

           8.3 Deliveries to Seller by Buyer . At the Closing, Buyer shall deliver or cause to be delivered to or on behalf of Seller the following, in each case in form and substance reasonably satisfactory to Seller:

                      (a)     The  Purchase  Price  in  accordance  with Section
                                                                         -------
2.4(a), as adjusted under Section 2.5;
------                    -----------


                      (b)     Pay  the  Indebtedness  in accordance with Section
                                                                         -------
2.4(b);
-----

                      (c)     The certificate described in Section 7.1(b);
                                                           --------------

                      (d)     An  agreement  by  Buyer  assuming  the    Assumed
Obligations;

                      (e)     The Consulting Agreements executed by Buyer;

                      (f)     The Noncompetition Agreement executed by Buyer;

                      (g) The opinion of the Buyer's counsel, dated the Closing Date, to the effect as set forth in Section 7.4;and
                                            -----------

                      (h) Such additional information and materials as Seller shall have reasonably requested to evidence satisfaction of the conditions to its obligations hereunder, and any other documents expressly required by this Agreement to be delivered by Buyer at Closing.

                                   ARTICLE IX
                                INDEMNIFICATION

           9.1 Survival . All representations, warranties, covenants and agreements in this Agreement or any other Document shall survive the Closing regardless of any investigation, inquiry or knowledge on the part of either party, and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party in this Agreement or any other Document; provided however, that the period of survival shall in all cases end two (2) years after the Closing Date (the "Survival Period") with the exception of Sections 3,19 and 3.20 (tax and environmental matters), with respect to which the period of survival (the "Environmental and Tax Survival Period") shall be three (3) years for environmental matters, and the expiration of the applicable statute of limitations for tax matters. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the applicable Survival Period. In the event such notice of a claim is so given, the right to indemnification with respect to such claim shall survive the Survival Period until the claim is finally resolved and any obligations with respect to the claim are fully satisfied. The rights to indemnification set forth in this Article lX shall be exclusive of all other rights to monetary damages that any party (or the party's successors or assigns) would otherwise have by statute or common law in connection with the transactions contemplated by this Agreement or any other Document (other than for fraud).

           9.2        Indemnification by the Selling Parties .
                      --------------------------------------

                      (a)     Subject to Section 9.1 and Section 9.2(b), (c) and
                                         -----------     -------------   ---
(d), the Selling Parties shall indemnify, defend, and  hold  harmless  Buyer and
---
its officers, directors, employees, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to, any Loss relating to, arising out of or resulting from:

                              (i) Any breach by the Selling Parties of any of their representations, warranties, covenants or agreements in this Agreement or any other Document; or

                              (ii) Any obligation, indebtedness or liability of the Selling Parties (other than the Assumed Obligations) regardless of whether disclosed to Buyer and regardless of whether constituting a breach by Selling Parties of any representation, warranty, covenant or agreement hereunder or under any other Document; or

                              (iii)   Noncompliance   by  the  Seller  with  the
           provisions of the Bulk Sales Act, if applicable, in connection with the transactions contemplated by this Agreement.


                      (b) Selling Parties shall not be obligated to indemnify Buyer unless and until the aggregate amount of Buyer's Losses exceeds One Hundred Fifty Thousand Dollars ($150,000.00) (the "Basket"), in which case Buyer shall then be entitled to indemnification in the entire amount of Buyer's Losses (i.e., back to the first dollar of Loss) in excess of Fifty Thousand Dollars ($50,000.00), provided that any adjustment to the Purchase Price pursuant to Section 2.5, any warranty liabilities in excess of the amount set forth in Section 2.3(a)(ii) or any payment owed by the Selling Parties to Buyer for any liability pursuant to or under Section 9.2(a)(ii) shall not be counted in determining whether the Basket limitation is satisfied, and Buyer shall have the right to recover any such payment amount without regard to such limitation.

                      (c) The aggregate amount of all payments required to be made by all the Selling Parties in satisfaction of claims for indemnification pursuant to Section 9.2(a) shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00) (i.e., $2,625,000 as to Larry W. Ekstrom and $875,000
as to JoAnn  Barrett  pursuant to  subsection  (d) below).

                      (d) With respect to any Buyer's Loss, Buyer shall not be entitled to recover from either Stockholder pursuant to this Section 9.2 in excess of such Stockholder's Pro Rata Share (as defined below) of the Buyer's Loss. "Pro Rata Share" with respect to Larry W. Ekstrom, as trustee under
Declaration of Trust dated February 13, 1990 or individually, means seventy-five percent (75.0%), and with respect to JoAnn Barrett, means twenty-five percent (25.0%).



           9.3 Indemnification by Buyer . Subject to Section 9.1, Buyer shall indemnify and hold harmless Seller and its officers, directors, employees, agents, representatives, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to any Loss relating to, arising out of or resulting from:

                              (i)   Any   breach   by   Buyer  of  any   of  its
representations, warranties, covenants or agreements in this Agreement or any other Document; and

                              (ii)  The Assumed Obligations.

           9.4 Administration of Indemnification . For purposes of administering the indemnification provisions set forth in Sections 9.2 and 9.3, the following procedure shall apply:

                      (a) Whenever a claim shall arise for indemnification under this Article, the party entitled to indemnification (the "Indemnified Party") shall reasonably promptly give written notice to the party from whom indemnification is sought (the "Indemnifying Party") setting forth in reasonable detail, to the extent then available, the facts concerning the nature of such claim and the basis upon which the Indemnified Party believes that it is entitled to indemnification hereunder. The parties agree to negotiate in good faith in order to attempt to resolve any claim for indemnification with as small as possible liability of the Indemnifying Party, and the Indemnified Party shall take no action in connection with such indemnification claim until thirty (30) days have expired from the day the notice of the indemnification claim is given to the Indemnifying Party.

                      (b) In the event of any claim for indemnification resulting from or in connection with any claim by a third party, the
Indemnifying Party shall be entitled, at its sole expense, either (i) to participate in defending against such claim or (ii) to assume the entire defense with counsel which is selected by it and which is reasonably satisfactory to the Indemnified Party provided that no settlement shall be made and no judgment consented to without the prior written consent of the Indemnified Party which shall not be unreasonably withheld (except that no such consent shall be required if the claimant is entitled under the settlement to only monetary damages actually paid by the Indemnifying Party). If, however, (i) the claim, action, suit or proceeding would, if successful, result in the imposition of damages for which the Indemnifying Party would not be solely responsible, or (ii) representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Indemnifying Party shall not be entitled to assume the entire defense and each party shall be entitled to retain counsel who shall cooperate with one another in defending against such claim. In the case of Clause (i) of the preceding sentence, the Indemnifying Party shall be obligated to bear only that portion of the expense of the Indemnified Party's counsel that is in proportion to the damages indemnifiable by the Indemnifying Party compared to the total amount of the third-party claim against the Indemnified Party.

                      (c)     If  the  Indemnifying  Party  does  not  choose to
defend against a claim by a third party, the Indemnified Party may defend in such manner as it deems appropriate or settle the claim (after giving notice thereof to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnified Party shall be entitled to periodic reimbursement of defense expenses incurred and prompt indemnification from the Indemnifying Party in accordance with this Article.

                      (d) Failure or delay by an Indemnified Party to give a reasonably prompt notice of any claim (if given prior to expiration of the applicable Survival Period) shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect to the claim, except to the extent that the Indemnifying Party can demonstrate actual loss or prejudice as a result of such failure or delay. Buyer shall not be deemed to have notice of any claim by reason of any knowledge acquired on or prior to the Closing Date by an employee of the Business.

                                    ARTICLE X
                                  TERMINATION

           10.1       Right of Termination .  This Agreement  may  be terminated
                      --------------------
prior to Closing:

                      (a)     By written agreement of Seller and Buyer; or

                      (b) By written notice from Seller or Buyer, provided such terminating party is not then in material breach of this Agreement if the other party has continued in material breach of this Agreement for twenty (20) days after written notice of such breach from the terminating party; or

                      (c) By written notice from either party to the other at any time after March 10, 2000, if the transactions contemplated herein have not then been consummated; provided such terminating party is not then in material breach of this Agreement.

           10.2 Obligations Upon Termination . Upon termination of this Agreement, each party shall thereafter remain liable for breach of this Agreement prior to such termination and remain liable to pay and perform its indemnity obligation under Article IX.

                                   ARTICLE XI
                                  POST CLOSING

           11.1 Termination of Employees . Seller shall pay, discharge and be solely responsible for all liabilities, obligations, costs and expenses which arise or become payable as a result of or in connection with Seller's termination of any of its employees before, upon or after Closing, including, without limitation, all severance or termination pay and all accrued vacation and personal days, salary, wages and other compensation payments or benefits, if any, which arise or become payable as a result of or in connection with such terminations, except to the extent included in determining the Closing Date Working Capital.

           11.2 Change of Corporate Name . Seller agrees to deliver to Buyer, within three (3) business days of the Closing Date, copies of articles of amendment changing Seller's corporate name to not include "Samuel Bingham" or any similar name thereto, certified by the Office of the Secretary of State of Delaware.

                                   ARTICLE XII
                                 MISCELLANEOUS

           12.1 Further Actions . From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents as reasonably requested by the other parties in order more effectively to consummate the transactions contemplated hereby.

           12.2       Payment of Expenses .
                      -------------------

                      (a) All sales, use, stamp, transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid one-half each by Seller and Buyer.

                      (b)     Except as otherwise expressly  provided  in   this
Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

           12.3 Specific Performance . Seller acknowledges that the Business is of a special, unique and extraordinary character, and that damages alone are an inadequate remedy for a breach of this Agreement by Seller. Accordingly, as an alternative to termination of this Agreement under Section 10.1, Buyer shall be entitled in the event of Seller's breach to enforcement of this Agreement by a decree of specific performance or injunctive relief requiring Seller to fulfill their obligations under this Agreement. Such right of specific performance or injunctive relief shall be in addition to, and not in lieu of, Buyer's right to recover damages and to pursue any other remedies available to Buyer for the Seller's breach. In any action to specifically enforce the Seller's obligations to close the transactions contemplated by this Agreement, Seller shall waive the defense that there is an adequate remedy at law or in equity and agrees that Buyer shall be entitled to obtain specific performance of Seller's obligation to close without being required to prove actual damages. As a condition to seeking specific performance, Buyer shall not be required to tender the Purchase Price as contemplated by Section 2.4 but shall be required to demonstrate that Buyer is ready, willing and able to tender the Purchase Price as contemplated by such Section.

           12.4 Notices . All notices, payments, demands or other communications given hereunder shall be in writing and shall be sufficiently given if mailed or delivered by courier (including overnight delivery service) addressed as follows:

                      (a)     if to the Selling Parties, to:

                                           Mr. Larry W. Ekstrom
                                           (Address Deleted)


           And

                                           Ms. JoAnn Barrett
                                           (Address Deleted)

           With a copy to:                 Law Offices of Richard A. Crane, Ltd.
                                           707 Skokie Boulevard, Suite 420
                                           Northbrook, Illinois 60062
                                           Attention: Richard A. Crane, Esq.

                      (b)     if to Buyer, to:

                                           Samuel Bingham Enterprises, Inc.
                                           Suite 690
                                           8888 Keystone Crossing
                                           Indianapolis, Indiana  46240

           With a copy to:                 Bose McKinney & Evans LLP
                                           2700 First Indiana Plaza
                                           135 North Pennsylvania Street
                                           Indianapolis, IN  46204
                                           Attn: Donald K. Densborn, Esq.

           and with a copy to:             Reinhold Industries, Inc.
                                           Attn: Michael T. Furry, President and
                                                 CEO
                                           12827 East Imperial Highway
                                           Santa Fe Springs, CA 90670

or such other address as a party may from time to time notify the other party in writing (as provided above). Any such notice, payment, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date so mailed, and (ii) if delivered by courier, on the date received.

           12.5 Entire Agreement . This Agreement, the Schedules, Exhibits and the other Documents constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

           12.6 Binding Effect; Benefits . Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective estates, heirs, representatives, successors and permitted assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective estates, heirs, representatives, successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           12.7 Assignment . Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties, provided that Buyer may assign its rights under this Agreement as collateral security to any lender providing financing to Buyer or any of its Affiliates.

           12.8 Governing Law . This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Illinois without regard to its principles of conflicts of laws.

           12.9 Amendments and Waivers . No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

           12.10 Severability . Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

           12.11 Headings . The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

           12.12 Counterparts . This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           12.13 References . All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

           12.14 Schedules and Exhibits . Unless otherwise specified in this Agreement, each of the Schedules and Exhibits referenced in this Agreement is attached to, as incorporated by reference into, this Agreement. All references to "Bingham" in such Schedules and Exhibits shall mean Seller, unless otherwise indicated.

           IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

                                        SAMUEL BINGHAM COMPANY


                                         By:______________________________
                                            Larry W. Ekstrom, President

                                                    "Seller"



                                         LARRY  W.  EKSTROM, AS  TRUSTEE   UNDER
                                         DECLARATION OF TRUST DATED FEBRUARY 13,
                                         1990

                                         By:
                                            Larry W. Ekstrom, Trustee

                                            JoAnn Barrett, Individually

                                                 The "Stockholders"




                                         Larry  W. Ekstrom, Individually  (as to
                                         Section 9.2(d))



                                         SAMUEL BINGHAM ENTERPRISES, INC.


                                         By:______________________________
                                            Michael T. Furry, President

                                                    "Buyer"

                                                                    EXHIBIT 10.2

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment"), dated as of March 9, 2000, by and among SAMUEL BINGHAM COMPANY, a Delaware corporation ("SBC"), LARRY W. EKSTROM, AS TRUSTEE UNDER DECLARATION OF TRUST DATED FEBRUARY 13, 1990, and JOANN BARRETT, an Illinois resident (together, the "Stockholders"), SAMUEL BINGHAM ENTERPRISES, INC., an Indiana corporation ("Buyer"), and SAMUEL BINGHAM COMPANY (CANADA) LIMITED, an Ontario corporation ("SBC - Canada").

                           W I T N E S S E T H : That

         WHEREAS, SBC, the Stockholders, and Buyer entered into an Asset Purchase Agreement, dated as of February 3, 2000 (the "Purchase Agreement"), pertaining to the sale of the Business. (Capitalized terms used herein but not defined herein shall have the meanings given to them in the Purchase Agreement);

         WHEREAS, SBC intended to liquidate another of its indirectly owned subsidiaries, Samuel Bingham Company of Quebec (Canada) Limited, into SBC - Canada, followed by the liquidation of SBC - Canada into SBC, resulting in SBC owning all of the Sale Assets as of the Closing, but the liquidation of SBC - Canada was not able to be timely effected (the liquidation of the other subsidiary into SBC - Canada was effected, however), and therefore the parties desire to add SBC - Canada as a party to the Purchase Agreement and to address certain related matters; and

         WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

         1. SBC - Canada Added as a Party. SBC - Canada is hereby deemed to be a party to the Purchase Agreement, and is deemed to be another "Seller" and "Selling Party" in the Purchase Agreement. Furthermore, as a Seller, SBC - Canada shall be obligated and subject to the same obligations and requirements pursuant to the Purchase Agreement as is SBC, and all of SBC - Canada's assets encompassing the Sale Assets and which are not Excluded Assets shall be transferred to Buyer as part of the Sale Assets. (The Purchase Price shall be paid by Buyer as directed by SBC.)

         2. Cooperation. As an inducement to the Buyer to close the transactions contemplated in the Purchase Agreement, SBC - Canada shall deliver such documents and take such actions as reasonably requested by Buyer or its counsel including, but not limited to, executing and delivering the Noncompetition Agreement and any closing document of the same type required to be executed and delivered by SBC.

         3. Liquidation. As promptly as practicable following the Closing, SBC - Canada shall be liquidated into SBC. Furthermore, from and after the Closing, SBC - Canada shall not transact any business.

Miscellaneous. All provisions of the Purchase Agreement continue in full force and effect (modified to the extent necessary as contemplated herein) and shall also apply to this Amendment to the extent applicable. This Amendment may be executed in counterparts, each of which shall be an original and all of which, taken together, shall be one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                  SAMUEL BINGHAM COMPANY

                                  BY:__________________________
                                     Larry W. Ekstrom, President

                                            "SBC"

                                  LARRY W. EKSTROM, AS TRUSTEE UNDER DECLARATION OF TRUST DATED FEBRUARY 13, 1990 By:___________________________
                                     Larry W. Ekstrom, Trustee

                                     JoAnn Barrett, Individually
                                        The "Stockholders"

                                   SAMUEL BINGHAM ENTERPRISES, INC.
                                   By:______________________________
                                      Michael T. Furry, President

                                           "Buyer"

                                   SAMUEL BINGHAM COMPANY (CANADA) LIMITED

                                   By:_____________________________
                                      Larry W. Ekstrom, President
                                          "SBC - Canada"